SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Filed by the registrant [X]

                Filed by a party other than the registrant [ ]

Check the appropriate box:
[   ]Preliminary proxy statement
[ X ] Definitive proxy statement
[   ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[   ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))

                           SPECIALIZED LEASING, INC.
        ----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

        ----------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required

[x] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transactions applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid: $84.00

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing party:
(4) Date filed:

                           Specialized Leasing, Inc.
                          79811 "A" Country Club Drive
                            Bermuda Dunes, CA 92201
                              Phone: 760-345-2400

                                 October 28, 2002




Dear Shareholders:

Since the inception of the company, we have not accomplished our growth goals as a leasing company, due to changing economic and market conditions. Therefore, the board of directors of the company has decided to reorganize the company, and to diversify its business. In order to accomplish this, the board proposes to maintain Specialized Leasing as a holding company, and to identify and take advantage of new business opportunities. We will maintain our leasing business through our subsidiary, Specialized Lease Holdings, Inc. The reorganization will involve a proposed spinoff of Specialized Lease Holdings and a 10-1 reverse split of the company's operating capital.

The company proposes to spin off its wholly owned subsidiary, Specialized Lease Holdings, Inc. Subject to your approval, the board of directors will declare a dividend of 1 share of Specialized Lease Holdings for every 1 share owned by each shareholder of Specialized Leasing, Inc., after effecting a 1-10 reverse split of its common stock.

The Special Meeting of Shareholders of Specialized Leasing, Inc., a Nevada corporation (the "Company") will be held at the offices of the company at 79811 "A" Country Club Drive, Bermuda Dunes, California, on November 11, 2002, at 8:30 a.m. Pacific Time, to consider and vote upon a proposal to spin off its subsidiary, Specialized Lease Holdings, Inc., a proposal to effect a 1-10 reverse split of its outstanding share capital, and to act upon such ofther matters a may properly come before the shareholder's meeting or any adjournment thereof.

Only shareholders or record at the close of business on September 1, 2002 are entitled to notice of, and to vote at, the special shareholder's meeting.

All shareholders are extended a cordial invitation to attend the Special Meeting of Shareholders.

By order of the Board of Directors

Robert T. Yarbray
----------------------------------
Robert T. Yarbray, Secretary
Bermuda Dunes, CA
October 28, 2002






                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 11, 2002

NOTICE IS HEREBY GIVEN, that aSpecial Meeting of Shareholders of Specialized Leasing, Inc., a Nevada corporation ("SZLG"), will be held at the Company's offices located at 79811 Country Club Drive, Bermuda Dunes, California on November 11, 2002 at 8:30 p.m. for the following purposes:

(1) To approve a 100 for 1 reverse split of common shares of Specialized Leasing, Inc.;

(2) To approve the authorized common capital shares of the Company to be increased to 100,000,000;

(3) To spin off Specialized Lease Holdings, Inc. from Specialized Leasing;

(4) To ratify all actions taken by the Board of Directors in the past fiscal year; and

(5) To transact such other business as may properly come before the 2002 Special Meting and any adjournment thereof.

The Company has fixed the close of business on September 1, 2002 as the Record Date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS,

                                            Robert T. Yarbray
                                            -----------------------
                                            Robert T. Yarbray, Secretary
                                            Bermuda Dunes, California
                                            Date: October 28, 2002

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING IN PERSON HAVE THE RIGHT TO REVOKE THEIR PROXIES AND VOTE THEIR SHARES IN PERSON, IF THEY SO DESIRE.

                        ----------------------------------

















                           SPECIALIZED LEASING, INC.

                                PROXY STATEMENT

                   FOR THE SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON NOVEMBER 11, 2002


I. INTRODUCTION

The Board of Directors of Specialized Leasing, Inc., a California corporation (the "Company"), is soliciting the accompanying Proxy in connection with its 2002 Special Meeting of Shareholders of the Company to be held at 3:00 p.m. Pacific Daylight Time on November 11, 2002, 2002 at 79811 "A" Country Club Drive, Bermuda Dunes, California, and any adjournments thereof. The Notice of Special Meeting and Proxy Card were mailed to shareholders on or about November 1, 2002. The Company's Annual Report on Form 10-KSB for the year ended March 31, 2002, was filed on July 12, 2002, and a copy will be available to any shareholder requesting it in writing.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company has fixed the close of business on September 1, 2002, as the record date for the determination of those holders of Common Stock of the Company entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 20,070,500 shares of the Company's Common Stock issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting. Holders of Common Stock are not entitled to cumulative voting rights. A majority of the shares entitled to vote present in person or represented by proxy at the Special Meeting, is required for approval of each of the Company's proposals.

Shares of Common Stock that are represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such common shares will be voted "FOR" approval of each of the four proposals and in the discretion of the proxy holders for any other matter that may properly come before the Special Meeting. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum, and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular matter, then in such instance, the shares covered by such "non-vote" proxy shall be deemed to be present at the meeting for purposes of determining a quorum, but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by filing with the Chief Executive Officer of the Company, Mr. George White, at the address set forth above, a written revocation of such proxy, or by executing and delivering a duly-executed proxy bearing a later date, or by simply voting the common shares covered thereby by separate written ballot to be disseminated at the Special Meeting.

In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally, or by telephone, telegram or other forms of communication, including wire facsimile. The Company has not retained a proxy solicitation firm, and instead, will use its own best efforts to solicit as many proxies as practicable in the time available before the Special Meeting.


      III. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 1, 2002, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all
directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.








                          Shares            Percent
                          Beneficially      Owned
                          Owned
                          ------------      --------
Name and Address
of Beneficial Owner
-------------------
George White               3,625,000         18.33%
75370 Fairway Drive
Indian Wells, CA 92210

Robert T. Yarbray          3,484,000         17.62%
46280 Manitou Drive
Indian Wells, CA 92210



Russell Nordstrom            100,000           0.5%
1501 Westcliff #305
Newport Beach, CA 92660

James Keating                100,000           0.5%
75582 Debbie Lane
Indian Wells, CA 92210

Brent Wipp                   100,000           0.5%

Franklin Scivally          3,367,000         17.03%
200 S. Hampton Hill Ct.
Tucson, AZ 85748


Donald Smallman            3,500,000         17.69%
11337 West Olive Drive
Avondale, AZ 85323

James Rather               2,000,000            10.11%
route 2, Box 9-A
Oliver Springs, TN 37840

Agata Gotova*              2,000,000            10.11%
1119 Harbor Hills Lane
Santa Barbara, CA 93109

Directors as a Group      11,167,000         56.47%


*Agata Gotova is the wife of our counsel, Kenneth Eade

------------

Table is based upon outstanding shares of 19,775,000

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.





                    IV. EXECUTIVE COMPENSATION

The following table sets forth both the compensation paid or accrued by the Company for services rendered by executive officers of the Company for the fiscal year ended March 31, 2002. No executive officer's total compensation exceeded $100,000 based on salary and bonus during any of the three years.

                     SUMMARY COMPENSATION TABLE

                                           Special Compensation
       Long-Term
                                            ---------------------
---------------    Compensation
Name and Principal Position         Year    Salary ($)    Bonus
($)    Other ($)    Options (No.)
-----------------------------------------------------------------
   NONE PAID

---------



     V.  Specialized Lease Holdings, Inc.

The following sets forth information about Specialized Lease Holdings, Inc., the wholly owned subsidiary that Specialized Leasing, Inc. proposes to spin off as its own publicly held entity.

     1.  Business of the Company - In General

     Specialized Lease Holdings is a Nevada corporation, organized on September 19, 2002. Specialized Lease Holdings, Inc. was formed by Specialized Leasing, Inc., as the leasing arm of its computer system leasing business.

                                    Operations

Specialized Lease Holdings, Inc. specializes in leasing information processing and communications equipment, principally to established, creditworthy customers, primarily in the real estate profession. Specialized's leasing activities will be conducted primarily through equipment wholesalers, such as ComputerXpress.

The relationship with ComputerXpress.com is limited to the purchase of computer hardware, to include desktop and notebook computers, printers, scanners, digital cameras and PDA's, for the fulfillment of leases to the Real Estate community. There are no incentives, overrides or profit sharing schemes in place, rather an agreement to buy quality hardware at the best possible price from ComputerXpress.com in order to service our lease clients.


ComputerXpress.com warrants the equipment for the full lease period and assists us in the resale of returned equipment on a basis of 50/50 of sales proceeds. The purchase arrangement with ComputerXpress and other suppliers is that Specialized will buy at supplier normal wholesale prices plus 10% and will enter into leases with customers at full or discounted retail prices based on the dollar value and terms of the lease and the type of equipment being leased. Specialized pays its suppliers either at time of delivery or, for specialized equipment, at the time the equipment is ordered from the supplier.


                                Leasing Procedures

A typical transaction for Specialized would take place, as follows:

The customer would receive an informational brochure from Specialized Leasing outlining the leasing programs in place and would contact Specialized who would discuss the program and refer the customer to ComputerXpress for consultation on obtaining a custom package. Once the package is agreed upon and a price established, the ComputerXpress sales representative would have the customer complete a lease application and submit to Specialized for a credit check. On obtaining a satisfactory credit report, Specialized would prepare a lease contract, contact the individual for completion and order the required equipment from ComputerXpress. Specialized would pay ComputerXpress on delivery to the customer at a price equal to regular wholesale price plus 10%. Specialized's intentions are to hold the leases for their full terms and then to either sell the equipment to the customer at the price agreed upon in the original lease documents or to resell the equipment and enter into a new lease agreement on new state of the art equipment with the customer. Specialized has an agreement with ComputerXpress for it to act as sales agent for returned equipment. ComputerXpress is responsible for marketing and selling costs and will share in the sales proceeds on a 50/50 basis.


                                Types of Equipment

Specialized believes that the value of its equipment, and particularly equipment used in client/server network environments, is important to the original customer because the equipment often becomes "embedded" in the customer's mission critical operations. Therefore, Specialized seeks to maximize the amount of equipment that is remarketed in place to the original customer, in order to realize the higher residual values that may result from such remarketing, compared to equipment sold or leased to a third party.


                                 Products Leased

The information processing and communications equipment Specialized has purchased for lease includes desktop and laptop computers, display stations, file servers, printers, digital cameras, scanners, and palm computers. It provides personalized leasing options, fashioned to meet the needs of the professionals which it serves, primarily in the real estate sales area. Specialized Leasing provides desktop computer systems built by ComputerXpress.com, Inc., which include the following:


CPX 2000: This is a system which includes an AMD K6-II-500 processor, 64 MB of RAM, a 6.4GB hard disk, 48X CD-ROM drive, 8 MB video card, a 56K modem, mouse,keyboard, 3d sound, speakers, Windows 98 operating system, a 17" Imagic Monitor, Office 2000 software, Quicken Deluxe software and an on-site warranty.

CPX Powerhouse: This is a system which includes an AMD 600 Athlon processor, 64 MB RAM, 6.4 GB hard disk, 48xCD-ROM drive, 8 MB video, a 56k modem, mouse, keyboard, 3d Sound, speakers, Windows 98 operating system, a 17" Imagic Monitor, Office 2000 softrware, Quicken Deluxe software and an on-site warranty.

CPX Executive: This system includes an AMD Athlon 700 processor, 128 MB RAM, a 13 GB hard disk, 48 CD drive, 32 MB video, a 56K modem, mouse, keyboard, 3d sound, speakers, Windows 98 operating system, a 17" Imagic Monitor, Office 2000 software, Quicken Deluxe software and an on-site warranty.

Specialized Leasing also provides notebook computers, manufactured by Sager, including the Sager 2330, Sager 3360i, and the Sager 3360v.

Specialized Leasing also leases scanners, printers, digital cameras, and the 3COM PALM IIIse, a palm computer with 8MB of storage capacity.

Specialized provides several packages of computer equipment, designed to fit the needs of the real estate or medical professional. These packages combine desktop, notebook and palm systems with printers, scanners, and digital cameras.

                            Lease Terms and Conditions

A majority of Specialized's lease transactions have been net leases with a specified non-cancelable lease term. These non-cancelable leases have a "hell-or-high-water" provision which requires the lessee to make all lease payments under all circumstances. A net lease requires the lessee to make the full lease payment and pay any other expenses associated with the use of equipment, such as maintenance, casualty and liability insurance, sales or use taxes and personal property taxes. The lessee also has the responsibility of obtaining the additional items required under a net lease, such as maintenance and insurance. However, many of Specialized's more creditworthy customers are permitted to self insure against equipment losses.


                                   Remarketing

The results of the remarketing process ultimately determine the degree of profitability of a lease transaction. Specialized's remarketing strategy is to keep its equipment installed in place at the end of the initial lease term. Typically, remarketing equipment in place produces substantially better residual returns than equipment sold or leased to a third party at the end of the term of the original lease. Prior to the expiration of the original lease term, Specialized initiates the remarketing process for the related equipment.

Specialized attempts to maximize its revenues and residual return by focusing its efforts on keeping the equipment in place at the end of the initial lease term by:

     -     Re-leasing it to the initial lessee for a specified term;

     - renting the equipment to the initial lessee on a month-to-month basis; or

     -     selling the equipment to the initial lessee.

If Specialized is unsuccessful in keeping the equipment in place, it will attempt to sell or lease the equipment to a different customer, or sell the equipment to equipment brokers or dealers. Although, cumulatively for its history, Specialized has historically been able to remarket in place a majority of its equipment coming off lease, no assurances can be given that Specialized's past successes in remarketing its equipment in place will be repeated in the future, primarily because Specialized has little history with remarketing desktop or laptop computers.


                                   Competition

Specialized will compete in the information processing and communications equipment leasing marketplaces with other independent leasing companies, captive lessors and bank affiliated lessors. Specialized's business will be highly competitive, both with respect to obtaining and maintaining vendor program arrangements and providing lease financing to end-user customers. The Company will compete with various independent leasing companies, such as

Comdisco, Newcourt Financial and G.E. Capital, certain bank affiliated lessors, such as Leastec, and certain captive or "semi-captive" leasing companies, such as IBM Credit Corporation, Dell Financial Services and Compaq Capital.

All of Specialized Leasing's competitors have greater financial resources than Specialized Leasing, which has generated no revenue, and has limited assets and experience.

                               Business Development

Specialized Lease Holdings is a company founded on the idea that the customer will continue to lease from the company over and over again. Specialized will use a 14 and 16 percent lease rate, which is somewhat lower than other leasing companies, but given the fact that Specialized Leasing will use investor capital to support the leasing program, coupled with an extremely low overhead, Specialized should grow at a 10 to 15 percent rate per year and in the third year the resale of used equipment will add to this profitability. We believe that our customers will return leased equipment after the lease period and in fact it is not unlikely that a customer could lease equipment over a thirty-year period through ten to fifteen leasing cycles. Another fact that will maintain our customer base is the training and support centers that are run in conjunction with our hardware supplier, ComputerXpress.com.


Specialized's current lease products include desktop computers, notebook computers, laser and ink jet printers, scanners, digital cameras, overhead projectore and PDA's. Manufacturers include: Hewlett-Packard, Sager-Midern, Palm, Proxima, In-Focus, Toshiba, Sony and many others. Specialized's future lease products will be determined by market demand as the needs of the Real Estate sales and other professional clients change and our client base expands. Notebook computers and PDA's, although already a large portion of our product offering will likely increase as agents become more mobile and technology demands increase.

The transaction process is as follows: Specialized Leasing is a preferred vendor with Coldwell-Banker Success in Arizona. Coldwell-Banker assists us in the identification of equipment needs for their agents. Currently the best mix of equipment for an agent is a desktop computer, notebook computer, printer, scanner, PDA and digital camera. The agent can add or delete items from the program to fit individual needs as defined by activity in the real estate market. Agents contact a Specialized Leasing representative and discuss their equipment needs. The representative then determines the current cost of the hardware and software by contacting a ComputerXpress.com sales rep. A lease quote and lease agreement are then printed for the client's review along with a credit application consenting to a credit check through Equifax Corporation. Once there is agreement on the equipment, the client signs the lease agreement and the equipment is ordered. Generally equipment is delivered in three to seven days of signing the lease agreement.

As Specialized grows, we will move into other Coldwell-Banker markets and expand to serve other Real Estate sales companies as the need for high quality equipment for individual agents increases.

The lease term and rate is determined by several factors including the type and volume of equipment leased and the status of the individual client. Specialized's intention is to hold all leases to maturity and then either extend them or take back and resell the leased equipment and enter into a lease for new equipment with the client.

                                    Marketing

Specialized Leasing will negotiate strategic relationships with real estate brokerage firms and medical offices through its in house sales department, as well as maintain its e-commerce leasing site on the Internet. Specialized Leasing has already formed a strategic relationship with Coldwell Banker to supply its real estate brokers and salesmen with packages of office computer systems and accessories for the greater Arizona area.

                                    Employees



Specialized presently employs nine employees, three of which are officers of Specialized Leasing, who each devote their full time efforts to Specialized Leasing. Specialized Leasing is not subject to any collective bargaining agreements, and management believes its employee relations to be good.

                                     Patents

We current have no patents or trademarks. We own the domain name, www.specializedleasing.com.

                              Government Regulation

Governmental regulations have little or no impact on our business at the present time.

ITEM 2. DESCRIPTION OF PROPERTY

Specialized Leasing currently maintains cash in its bank accounts, and owns its web site and domain name of www.specializedleasing.com. It leases 1,000 square feet of office space from Desert Corporate Services, Inc., a company on which Secretary Robert T. Yarbray serves as officer and director, on a month to month oral lease for the sum of $400 per month. Specialized Leasing considers its office space to be sufficient for its needs.

ITEM 3. LEGAL PROCEEDINGS

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

There have been no matters submitted to a vote of security holders in the past fiscal year.


PART II
-------


MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED SECURITY HOLDER MATTERS

Specialized Lease Holdings, Inc. has no current market for its common stock. If the spinoff is approved by the shareholders, the company intends to file a Form 10SB with the Securities and Exchange Commission and, after it becomes effective, to file an application for a quotation of its securities on the over-the-counter bulletin board or the BBX Exchange.

As of the close of business on September 1, 2002, there was one shareholder of record of the Company's Common Stock.


PLAN OF OPERATIONS

Specialized Lease Holdings is a development stage company, with a plan of operations to acquire licensing for and distribute films, videos, DVD's, and television programming. Specialized Lease Holdings is now dependent upon Specialized Lease Holdings, Inc. for all its expenses. Specialized Lease Holdings, Inc.'s board of directors has declared a dividend of 1 share of Specialized Lease Holdings for every 500 shares owned of Specialized Leasing, in order to "spin off" Specialized Lease Holdings as its own, publicly held entity. It is hoped that this will assist Specialized Lease Holdings in acquiring financing to better effect its plan of operations. If this spinoff is approved by the shareholders of Specialized Leasing, Specialized Lease Holdings intends to file with the Securities and Exchange Commission, a registration statement on Form 10SB, to register its shares and become a
Section 12g reporting company under the 1934 Securities and Exchange Act. It will then seek to apply for a listing of its securities on the BBX exchange, administered by the NASD, or the over the counter bulletin board, also administered by the NASD. There can be no assurance, however, that the company's application will be granted by the NASD.

MANAGEMENT

     A list of the current officers and directors, and their ages, is given below. The directors of Specialized are elected annually by the shareholders. The officers serve at the pleasure of the Board of Directors.

Name                          Positions

George White                  President, Chairman, CEO and Director

Robert T. Yarbray                  Secretary


George White.


George R. White, CPA. Mr. White is President, Chief Executive Officer and Chief Financial Officer of Specialized. He will be responsible for all affairs of Specialized, including accounting. Mr. White is a graduate of the University of British Columbia and has been a Chartered Accountant in Canada for the past twenty-six years, fifteen of those years as Vice President of Finance of Cooper Market Ltd., the largest supermarket chain in the interior of British Columbia. He left that position in August of 2000 to work full time as CEO of Specialized Leasing, Inc. He and his wife reside full time in Indian Wells, California.

Robert T. Yarbray. Mr. Yarbray is Secretary of Specialized. Mr. Yarbray is a licensed California Real Estate Broker. For the past eight years he has owned and operated, RTY Investment Properties in Bermuda Dunes, California. He held a seat on the Pacific Stock Exchange until 1982 when he sold it to become CEO of SoCal Equities, Inc. (a publicly traded holding company). In 1985, Mr. Yarbray formed Desert Corporate Services, Inc., a consulting firm. He is currently Secretary of that company.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Specialized Lease Holdings, Inc.'s Common Stock as of September 1, 2002, by: (i) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address               Number of Shares          Percentage Owned
----------------------        ---------------------     -------------------
Specialized Lease Holdings, Inc.   1,977,500           100%
79811 "A" Country Club Dr.
Bermuda Dunes, CA 92201

All Officers and Directors
as a Group                         0                   0%

-------------
VI. PROPOSAL NUMBER ONE - 10-1 REVERSE SPLIT OF COMMON SHARES OF CAPITAL OF SPECIALIZED LEASING, INC.

The company proposes a reverse split of the company's common stock capital in order to accommodate the company's new plan of reorganization and diversification.

After the reverse split, the number of outstanding shares of Specialized Leasing, Inc. will be approximately 1,977,500 shares.

PROPOSAL NUMBER ONE CALLS FOR THE APPROVAL OF A 1 FOR 10 REVERSE SPLIT OF THE COMMON CAPITAL STOCK OF SPECIALIZED LEASING, INC. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER ONE.


VII. PROPOSAL NUMBER TWO - TO INCREASE THE NUMBER OF AUTHORIZED COMMON CAPITAL STOCK OF THE COMPANY TO ONE HUNDRED MILLION SHARES (100,000,000)

In order for the Company to acquire capital by the issuance of shares in future, it is necessary for the Company increase its post-reverse split authorized common capital shares to one hundred million (100,000,000) shares.

PROPOSAL NUMBER TWO CALLS FOR APPROVAL OF AUTHORIZED COMMON CAPITAL STOCK OF ONE HUNDRED MILLION (100,000,000) SHARES. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER TWO.




         IX. PROPOSAL NUMBER THREE - TO SPIN OFF SPECIALIZED LEASE HOLDINGS,
INC.

The board of directors of Specialized Lease Holdings, Inc. have authorized, subject to shareholder approval, a dividend of shares of its wholly owned subsidiary, Specialized Lease Holdings, Inc. be distributed to the current shareholders of record of Specialized Lease Holdings, Inc. The dividend proposed is one share of Specialized Lease Holdings, Inc. for every share owned by each shareholder in Specialized Lease Holdings, Inc.

In order for the distribution to be done without being deemed a "sale" of securities under Section 2(3) of the Securities Act of 1933, as amended, the distribution must be effected after shareholder approval, and a From 10SB must be filed with the Securities and Exchange Commission.

PROPOSAL NUMBER THREE CALLS FOR THE SPIN OFF OF SPECIALIZED LEASE HOLDINGS, INC. FROM SPECIALIZED LEASING, INC. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NUMBER THREE.


     X. PROPOSAL NUMBER FOUR CALLS FOR THE SHAREHOLDERS TO RATIFY AND APPROVE ANY AND ALL ACTIONS TAKEN BY THE BOARD OF DIRECTORS
SINCE THE LAST MEETING OF THE SHAREHOLDERS.




                        XI. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the 2002 Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

                     XII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2002 Special Meeting of Shareholders must be received by the Company by November 4, 2002 to be included in the Special Meeting.

          XIII. ANNUAL REPORT TO SHAREHOLDERS: FORM 10-KSB

The Company filed its Annual Report for the fiscal year ended March 31, 2002 on Form 10K on July 9, 2002. The Company will furnish, without charge, to each person whose proxy is being solicited, and to any shareholder of the Company, upon written request of any such person, a copy of the Company's Special Report of Form 10-K for the year ended March 31, 2002, including all financial statements and financial statement schedules thereto, and any exhibit included in the list accompanying the Form 10-K, to any shareholder, upon the payment, in advance, of reasonable fees related to the Company's furnishing such exhibits. Requests for copies of such report, and/or exhibits, should be directed to Mr. George White, Chief Executive Officer, at the Company's principal executive offices. The report, financial statements and exhibits are also available at the Securities and Exchange Commission's Internet website at www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS,


 Robert T. Yarbray
 Secretary
 Bermuda Dunes, California
 October 28, 2002












































Exhibit 1 - Proxy Card

                                     PROXY

The undersigned shareholder of Specialized Leasing, Inc. (The
"Company") hereby appoints George White as proxy holder of the undersigned to attend the Special general meeting of the Company to be held on November 11, 2002, 2002 and any adjournment thereof with authority to act and vote therat for an on behalf of the undersigned and directs the proxy holder to vote the common shares held by the undersigned in respect of the matters indicated below as follows:

     1. To reverse split the common stock capital of Specialized Leasing, Inc. 1 for every 10 shares of common stock.

FOR________                        AGAINST__________


     2. To increase the common stock capital of Specialized Leasing, Inc. to One Hundred Million (100,000,000) shares.

FOR________                        AGAINST__________



     3. To spin off the company's wholly owned subsidiary, Specialized Lease Holdings, Inc., by distributing a dividend of one share for every share owned of Specialized Leasing, Inc.

FOR________                        AGAINST__________

     4. To ratify and approve any and all actions taken by the Board of Directors of the Company since the last meeting of the shareholders.

FOR_______                              AGAINST_______

If this proxy is not dated it will be deemed to bear the date on which it was mailed.

Executed this ____day of _________, 2002.
                                        ________________________
Name of Shareholder                     Signature of Shareholder

                                        ________________________
Address (if different from above)       Signature of Shareholder